EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated February 3, 2010, in Amendment No. 1 the Registration Statement (File No. 333-164209) and related prospectus of Advisors Disciplined Trust 475.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
February 3, 2010